                                                                   EXHIBIT 10.20

                         WORLDCOM NETWORK SERVICES, INC.

                     CLASSIC/TRANSCEND(TM)SWITCHED SERVICES

                            PROGRAM ENROLLMENT TERMS

         These PROGRAM ENROLLMENT TERMS (the "PET") are made by and between WorldCom Network Services, Inc. ("WORLDCOM") and AmeriVision Communications, Inc. ("CUSTOMER") and are a part of their Telecommunications Services Agreement for Switched Services. Capitalized terms not defined herein shall have the meaning ascribed to them in the TSA, the Service Schedule or the applicable Rate and Discount Schedule.

1. SERVICE TERM: The Service Term shall commence as of --**-- (the "EFFECTIVE DATE") and shall continue through and include --**-- (the "SERVICE TERM"), subject to earlier termination as provided in Subsection 2(B) below. Provided, however, notwithstanding the immediately preceding sentence, the rates set forth herein will be effective as of --**-- (the "RATE EFFECTIVE DATE"). Upon expiration of the Service Term, the Switched Services in question will continue to be provided pursuant to the same terms and conditions as are then in effect (including without limitation, the applicable rates, discounts and commitments, if any), subject to termination by either party upon sixty (60) days prior written notice to the other party.

2.       CUSTOMER'S MINIMUM REVENUE COMMITMENT:

         (A) Commencing with the Effective Date (as determined under Section 1 above) and continuing through the end of the Service Term (including any extensions thereto) (the "COMMITMENT PERIOD"), Customer agrees to maintain, on a take-or-pay basis, cumulative Monthly Revenue (as defined in the applicable Rate and Discount Schedule) equal to at least the amounts shown below by the end of the respective months listed ("CUSTOMER'S MINIMUM REVENUE COMMITMENT").

         --**--




--------------------
         --**-- This symbol signifies information from the agreement that has been omitted because the Company has requested confidential treatment. The information has been filed separately with the Securities and Exchange Commission.

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         (B) Notwithstanding anything to the contrary contained in Subsection
         (A) above, as soon as Customer's cumulative Monthly Revenue (which will include any Deficiency Charges actually paid by Customer) is equal to at least --**--, either party may cancel this Agreement in its entirety upon at least --**-- prior written notice to the other party.

3. DEFICIENCY CHARGE: In the event Customer does not maintain Customer's Minimum Revenue Commitment in any month during the Commitment Period (regardless of whether Customer has commenced using any or all of the Switched Services described herein), then for those month(s) only, Customer will pay WorldCom the difference between Customer's Minimum Revenue Commitment and Customer's actual Monthly Revenue (as described in the applicable Rate and Discount Schedule) (the "DEFICIENCY CHARGE"). The Deficiency Charge will be due at the same time payment is due for Service provided to Customer, or immediately in an amount equal to Customer's Minimum Revenue Commitment for the unexpired portion of the Service Term, if WorldCom terminates this Agreement based on Customer's default. Provided, however, WorldCom agrees to waive any Deficiency Charges that arise solely due to a catastrophic network event which materially prevents Customer's use of Services hereunder sufficient to satisfy Customer's Minimum Revenue Commitment. In such case, Customer shall have the burden of proof in establishing the date and duration of such event as well as the general sources of Customer's traffic affected by such event. Provided, for purposes of this Agreement, any catastrophic network events lasting less than --**-- and/or affecting less than --**-- minutes of Customer's traffic will be deemed not material.

4. CANCELLATION WITHOUT CHARGE: The parties agree to substitute Subsection 2(C) of the TSA to read in its entirety as follows:

         (C) Cancellation Without Charge. Notwithstanding anything to the contrary contained in Subsection 2(A) above, Customer may cancel this Agreement without incurring any cancellation charge if:

                  i. WorldCom fails to provide a network as warranted in Section 8 below and fails to cure such default within five (5) days following written notice from Customer; or

                  ii. WorldCom fails to (a) deliver call detail records promptly based on the frequency selected by Customer (i.e., monthly, weekly or daily); or (b) submit ANI(s) relevant to such Service Requests to the LECs within the time period described in Subsection 1(B) above. Provided, however, Customer must give WorldCom written notice of any such default under this Subpart (ii) and an opportunity to cure such default within five (5) days of the notice. In the event WorldCom fails to cure any such default within the five-day period set forth in this Subpart (ii) on more than three (3) occasions within any six (6) month period, Customer may cancel this Agreement without incurring any cancellation charge.


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5.       DISPUTED TRANSFER CHARGES: The parties agree to substitute the first sentence only of Subsection 3(A) and Subsection 3(B) of the TSA to read in their entirety as follows:

         (A) End Users. Customer will use reasonable efforts to obtain and upon WorldCom's request will provide WorldCom (within two (2) business days of the date of the request) a written Letter of Agency ("LOA") acceptable to WorldCom [or with any other means if approved by the Federal Communications Commission ("FCC") and any applicable public utility commission ("PUC") and accepted by the applicable local exchange provider provided the local exchange provider has the authority to accept or deny certain forms of LOAs (provided, further, nothing contained herein will require WorldCom to challenge the right of local exchange providers to accept or deny certain forms of LOAs), for each ANI indicating the consent of such end user of Customer ("END USER") to be served by Customer and transferred (by way of such End User's designated PIC) to the WorldCom network prior to order processing.

         (B) Transfer Charges/Disputed Transfers. Customer agrees that it is responsible for (i) all charges incurred by WorldCom to change the PIC of End Users to the WorldCom network, (ii) all charges incurred by WorldCom to change End Users back to their previous PIC arising from disputed transfers to the WorldCom network plus, at WorldCom's option, an administrative charge equal to --**-- of such charges, and (iii) any other damages suffered by or awards against WorldCom resulting from disputed transfers unless such damages or awards are the result of actions taken solely by WorldCom without any involvement (either directly or indirectly) by Customer.

6. PAYMENT TERMS: The parties agree to substitute Subsection 5(A) and 5(B) of the TSA to read in their entirety as follows:

         (A) Payment. WorldCom billings for Switched Services hereunder are made on a monthly basis (or such other basis as may be mutually agreed to by the parties) following Start of Service. Subject to Subsection 5(C) below, Switched Services shall be billed at the rates set forth in the applicable Rate and Discount Schedule attached hereto. Customer will be notified of WorldCom's time of day rate periods (including WorldCom Recognized National Holidays). Discounts, if any, applicable to the rates for certain Services are set forth in the Rate and Discount Schedule. Customer will pay all undisputed charges relative to each WorldCom invoice for Switched Services within (i) --**-- days of the invoice date set forth on each WorldCom invoice to Customer with respect to Services provided in months 1 through 3 following the Effective Date of this Agreement, (ii) --**-- days of the invoice date set forth on each WorldCom invoice to Customer with respect to Services provided in months 4 through 6 following the Effective Date of this Agreement, and (iii) --**-- days of the invoice date set forth on each WorldCom invoice to Customer with respect to Services provided through the remainder of the Service Term (collectively, the "DUE DATE"). If payment is not received by WorldCom on or before the Due Date, Customer shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2%) of the unpaid

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         balance of the charges for Switched Services rendered per month or the maximum lawful rate under applicable state law. Commencing with the Effective Date and continuing through the end of the Service Term, Customer agrees to provide WorldCom (a) unaudited financial statements within --**-- days following each month, (b) "reviewed" financial statements within --**-- days following each quarter, and (c) audited financial statements within --**-- days following the end of each of Customer's fiscal years.

         (B) Taxes. Customer acknowledges and understands that WorldCom computes all charges herein exclusive of any applicable federal, state or local use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes), whether charged to or against WorldCom or customer because of the Switched Services furnished to Customer ("ADDITIONAL CHARGES"). Customer shall pay such Additional Charges in addition to all other charges provided for herein. Customer will not be liable for certain Additional Charges if Customer provides WorldCom with an appropriate exemption certificate. Provided, to the extent Customer is not an "end user" of the Services provided hereunder, with respect to any Additional Charges which are assessed solely on WorldCom's end users ("END USER CHARGES"), WorldCom agrees not to assess Customer such End User Charges. Provided, however, in the event WorldCom is required to collect End User Charges from Customer, Customer agrees to pay WorldCom such End User Charges unless Customer provides WorldCom a written certification, signed by an officer of Customer, that Customer has directly paid such End User Charges.

7. PAYMENT OF DISPUTED AMOUNTS: Notwithstanding anything to the contrary contained in Subsection 5(D) of the TSA, in the event Customer pays WorldCom any amount which is ultimately determined not to be due WorldCom, WorldCom agrees to pay Customer such amount plus interest on such amount equal to one and one-half (1 1/2%) of such amount per month or the maximum lawful rate under applicable state law.

8. CREDIT: The parties agree to delete the first two sentences of Subsection 6(A) of the TSA.

9. REMEDIES FOR BREACH: In the event WorldCom elects its remedies under Subsection 7(B) of the Agreement and bills Customer's End Users directly, WorldCom agrees to collect any amounts owing from such End Users in good faith and in accordance with reasonable business practices. In the event WorldCom collects any amounts from Customer's End Users, such amounts will offset any amounts owed by Customer under this Agreement. In other words, Customer's liability for charges for Services rendered and the Deficiency Charge, if applicable, will be reduced by any amounts WorldCom collects from Customer's End Users.

10. FORCE MAJEURE: The parties agree to substitute Section 10 of the TSA to read in its entirety as follows:


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         If either party's performance of this Agreement or any obligation hereunder (excluding payments owed by Customer for Services rendered by WorldCom) is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States government, or state or local governments, or of any department, agency, commission, court bureau, corporation or other instrumentality of any one or more such governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, or supplier failure, shortage, breach or delay, then the affected party shall be excused from such performance on a day-to-day basis to the extent of such restriction or interference. The affected party shall use reasonable efforts under the circumstances to avoid or remove such causes or nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease.

11. OTHER AGREEMENTS: The parties agree to substitute Subsection 24(B) of the TSA to read in its entirety as follows:

         (B) Third Party Agreements. If Customer acquires or merges or combines with a third party after the Effective Date of this Agreement, and such third party has existing agreement(s) with a member of the WorldCom Group (collectively referred to as the "THIRD PARTY AGREEMENTS") for the provision of switched telecommunications services ("THIRD PARTY EXISTING SERVICES"), then ninety (90) days following the date of such acquisition, merger or combination (or such earlier date contained in a written notice from customer to WorldCom) (the "TRANSFER DATE"), if requested by WorldCom, Customer agrees to select one Agreement (either this Agreement or a Third Party Agreement) (the "SURVIVING AGREEMENT") pursuant to which all switched services will be provided to Customer and all members of the Customer Group and all other agreements (the "CANCELED AGREEMENTS") will be canceled and no longer in force or effect except for commitments, if any, contained in the Canceled Agreements and charges and credits due for Services provided prior to the effective date of cancellation of such Canceled Agreements. Further, as of the effective date of cancellation, Third Party Existing Services or, if applicable, the Services provided under this Agreement will be provisioned under the Surviving Agreement, and the aggregate commitment(s) (e.g., revenue, volume, minute, etc.) remaining under the Canceled Agreements shall be added on a pro rata basis to the commitment(s), if any, existing under the Surviving Agreement. Simultaneous with the closing of such acquisition, combination or merger, Customer will cause such third party and all of its affiliates who are parties to such Third Party Agreements, to agree to such cancellation(s) as appropriate and the provision of such Services, as appropriate under the terms and conditions of the Surviving Agreement and Customer agrees to provide WorldCom with reasonable documentation evidencing such agreement.


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12.      TARIFF REFERENCES: Except to the extent specifically referenced in this
         Agreement, this Agreement does not incorporate any terms or conditions contained in any federal and/or state tariffs filed or to be filed by WorldCom or any of its affiliates.

13. DISPUTE RESOLUTION: If the parties are unable to resolve any dispute arising under or relating to this Agreement, the parties may resolve such disagreement or dispute as follows:

         (a) Either party may, by written notice to the other party (the "DISPUTE NOTICE"), request that a designated representative from each of the parties attempt to resolve the matter. Within fifteen (15) days after delivery of the Dispute Notice such representatives of both parties will use good faith efforts to schedule a meeting at a mutually acceptable time and place to attempt to resolve the dispute.

         (b) If the matter has not been resolved within thirty (30) days after delivery of the Dispute Notice, or if such representatives fail to meet within fifteen (15) days after delivery of such Dispute Notice, either party may initiate mediation in accordance with the procedures set forth in (C) below. All negotiations conducted by such representatives shall be confidential and shall be treated as compromise and settlement negotiations for purposes of federal and state rules of evidence.

         (c) If such representatives are unable to resolve the dispute or have failed to meet, the parties may elect to participate in a nonbinding mediation procedure as follows:

                  (A) A mediator will be selected by having counsel for each party agree on a single person to act as mediator. The parties' counsel as well as up to three (3) representatives of each of the parties will appear before the mediator at a time and place determined by the mediator, but not more than sixty
                  (60) days after delivery of the Dispute Notice. The fees of the mediator and other costs of the mediation will be shared equally by the parties.

                  (B) Each party will present a review of the matter and its position with respect to such matter. At the conclusion of both presentations the parties may ask questions of each other. Either party may abandon the mediation procedure at the end of the presentation and question periods and the mediation procedure shall not be binding on either party.

                  (C) If the matter is not resolved after applying the mediation procedure set forth above, or if either party refuses to take part in the mediation process, either party may initiate legal proceedings to resolve their dispute.

         (D) The provisions of this Section 13 shall not preclude a party form instituting legal proceedings seeking injunctive relief (including, without limitation, a temporary restraining

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         order) prior to the commencement or completion of the specified dispute resolution procedures.

14. REQUIREMENTS AGREEMENT: In consideration of the rates set forth in the Rate Schedule, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, during the Service Term Customer agrees to purchase --**-- of its telecommunications services requirements for SWITCHED ACCESS Service (1+ and Toll Free) (which services are described in this Agreement) from WorldCom under the terms and conditions set forth in this Agreement ("CUSTOMER'S REQUIREMENTS OBLIGATION"). Upon request from WorldCom, Customer agrees to provide WorldCom reasonable documentation evidencing Customer's compliance with this Section 14 and if requested by WorldCom, agrees to allow WorldCom or its representatives to audit Customer's books and records as may be necessary solely to ensure Customer's compliance with Customer's Requirements Obligation. In the event Customer is in breach of this Agreement, in addition to WorldCom's other rights and remedies described in this Agreement, notwithstanding anything to the contrary contained in the Agreement, WorldCom shall have the right to immediately increase Customer's SWITCHED ACCESS Service rates set forth in the Rate Schedule to --**--. Any increase as described herein will not affect Customer's Minimum Revenue Commitment set forth in Section 2 above.

15. SEMI-ANNUAL REVIEW OF RATES: Provided Customer is in substantial compliance with the terms of this Agreement, commencing September 1, 1999, and continuing on the first day of every seventh (7th) month thereafter (i.e., March 1, 2000; September 1, 2000; March 1, 2001; etc.), WorldCom and Customer agree to review the rates hereunder with a view to adjusting in good faith such rates taking into account (i) rates then generally available to WorldCom's other wholesale customers under other "programs" being offered by WorldCom when taken as a whole, and (ii) rates then generally available to WorldCom's other wholesale customers for similar services, commitments and other terms. In conducting such review, the parties agree to take into account state and/or federal mandates regarding local access reform, if any, that may affect the cost of the Services provided hereunder and which result in either an increase or decrease to such rates. Provided, however, nothing contained in this Section 15 will obligate WorldCom to reduce Customer's rates under this Agreement.

16. CUSTOMER PROPRIETARY INFORMATION: In addition to WorldCom's obligations to protect Customer's Confidential Information under Section 20 of the TSA, WorldCom agrees to comply with all applicable laws, rules and regulations regarding Customer's proprietary network information and the proprietary network information of Customer's End Users which information has been directly provided or disclosed by Customer to WorldCom.

17. SUBORDINATION AGREEMENT: Simultaneous with the execution of this Agreement, WorldCom agrees to execute the attached Intercreditor Agreement by and between WorldCom, Customer and Coast Business Credit, a division of Southern Pacific Bank.

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18.      CREDIT/SETTLEMENT:

         (A) In consideration of the terms and conditions contained in this Agreement, Customer's payment to WorldCom of --**-- on or before the due date of WorldCom's April 1, 1999 invoice, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, upon execution of this Agreement, WorldCom agrees to give Customer a credit (the "CREDIT") equal to --**-- which the parties agree equals all invoiced and unpaid charges including interest and late fees owed by Customer for Services provided by WorldCom prior to January 1, 1999 (i.e., up through and including the January, 1999 invoice) (the "SETTLEMENT DATE") (including any Services provided to Hebron Communication Corporation or American Electronics Corporation d/b/a Discount Long Distance assertedly through Customer by WorldCom through the Settlement Date. For purposes of this Agreement, such Services shall include without limitation (i) the following WorldCom billing account numbers for Switched Services: --**--; and the following WorldCom billing account numbers for private line services:
         --**--, and any other accounts for which Customer had payment responsibility under that certain Payment Agreement dated June 1, 1996, and executed by Customer, WorldCom and National Telephone & Communications, Inc., including without limitation, billing account numbers --**--. In addition to the Credit described herein, WorldCom agrees to waive any finance charges up through and including March 31, 1999 (i.e., the April, 1999 invoice). WorldCom acknowledges that the rates charged to Customer from and after November 30, 1998, through the Rate Effective Date described in Section 1 above shall be consistent with the rates provided under the WilMAX Telecommunications Services Agreement dated June 1, 1996 (the "NTC AGREEMENT"), as referenced in that certain Payment Agreement by and between WorldCom, Customer and National Telephone & Communications, Inc. dated June 1, 1996.

         (B) In consideration hereof, Customer and WorldCom, together with and on behalf of their respective predecessors, successors, parents, subsidiaries, affiliates, assigns, agents, directors, officers, employees and shareholders hereby release the other party and its respective predecessors, successors, parents, subsidiaries, affiliates, assigns, agents, directors, officers, employees and shareholders, from any and all claims, demands, damages, causes of action, debts, obligations, liabilities or controversies of any kind whatsoever, whether at law or in equity, whether before a local, state or federal court, arbitrator or state or federal administrative agency or commission, and whether known or unknown, liquidated or unliquidated, that the releasing party has or may have against the other on account of or in any way related to the NTC Agreement, any Services provided or billed to Customer prior to the Settlement Date, or any statements and/or representations made by the other party's personnel regarding the Services provided to Customer (the "DISPUTED MATTERS"). Upon receipt of the Credit, (i) it shall be the full and final settlement of each party's disputes and claims pertaining to the Disputed Matters, and (ii) each party shall thereafter be barred from bringing any charge, complaint or other action against the other relating to the Disputed Matters for all periods prior to the Settlement Date. It is understood and agreed by the parties that this Amendment is not to be construed or used as an admission of any liability

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         whatsoever by either party, its officers, directors, employees, agents, representatives, affiliates or subsidiaries, which liability is expressly denied, nor is it to be construed or used as an admission that a party has committed or engaged in any deceptive or unlawful act, violation or other breach of duty imposed by the NTC Agreement, applicable tariffs or applicable law.



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         IN WITNESS WHEREOF, the parties have executed these
Classic/TRANSCEND(TM) Switched Services Program Enrollment Terms.

WORLDCOM NETWORK SERVICES, INC.                 AMERIVISION COMMUNICATIONS,
INC.


By:     /s/ John H. Krummez                     By:  /s/ Stephen D. Halliday
   -------------------------------                 -----------------------------
       (Signature)                                         (Signature)

           John H. Krummez                              Stephen D. Halliday
----------------------------------              --------------------------------
             (Print Name)                                  (Print Name)

         Senior Vice President                               President
----------------------------------              --------------------------------
               (Title)                                       (Title)




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                         WORLDCOM NETWORK SERVICES, INC.

                                SWITCHED SERVICES

                         RATE SCHEDULES FOR AMERIVISION


         Capitalized terms not defined in this Rate Schedule shall have the meaning ascribed to them in the Telecommunications Services Agreement, TSA#AVI-990301, between AmeriVision Communications, Inc. and WorldCom Network Services, Inc.

                                      RATES

(A)      TERMINATION Service

         --**--


(B)      TOLL FREE ORIGINATION Service

         --**--

(C)      SWITCHED ACCESS Service

         --**--

(D)      DEDICATED ACCESS Service

         --**--

(E)      TRAVEL CARD Service

         --**--

(F)      Directory Assistance

         --**--

ATTACHMENTS:

         --**--

-------------------
         --**-- This symbol signifies information from the agreement that has been omitted because the Company has requested confidential treatment. The information has been filed separately with the Securities and Exchange Commission.